UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2022

HERTZ GLOBAL HOLDINGS, INC.

THE HERTZ CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37665	61-1770902
Delaware	001-07541	13-1938568
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 Williams Road

Estero, Florida 33928

(239) 301-7000

(Address, including zip code, and
telephone number, including area code,
of registrant's principal executive offices)

Not Applicable

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act

	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hertz Global Holdings, Inc.	Common Stock par value $0.01 per share	HTZ	Nasdaq Global Select Market
	Warrants to purchase Common Stock	HTZWW	Nasdaq Global Select Market
The Hertz Corporation	None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2022, the Board of Directors (the “Board”) of Hertz Global Holdings, Inc. (the “Company”) appointed Stephen M. Scherr as Chief Executive Officer of the Company, effective as of February 28, 2022. Mr. Scherr will also be appointed to the Board effective upon his commencing employment with the Company.

Previously, Mr. Scherr was employed by The Goldman Sachs Group, Inc. (“Goldman Sachs”), a leading global financial institution, for more than 28 years. Most recently, he served as Chief Financial Officer of Goldman Sachs from November 5, 2018 through December 31, 2021. Prior to serving in that role, Mr. Scherr was the Chief Executive Officer of Goldman Sachs Bank USA and was head of Goldman Sachs’s Consumer and Commercial Banking Division. Mr. Scherr is a graduate of Princeton University, where he received a bachelor’s degree in 1986, and Harvard Law School, where he received a law degree in 1990.

In connection with his employment, Mr. Scherr entered into an Employment Agreement with the Company dated February 3, 2022. Pursuant to the Employment Agreement, Mr. Scherr will receive a base salary of $1,500,000 and his performance-based annual bonus will have a target of 160% of his base salary. Mr. Scherr also will be granted the following equity awards: (i) 2,802,590 time-based restricted stock units that vest over approximately four years; (ii) 6,539,378 performance-based restricted stock units that are earned based on Company stock price achievement and vest over five years; and (iii) 3,113,989 performance-based restricted stock units that are earned only if (x) specified share price targets are satisfied and (y) there occurs a change in control of the Company or a transaction following which Certares Opportunities LLC, Knighthead Capital Management, LLC and their affiliates are together reduced below a threshold of their current holdings of Company shares. The terms of such equity awards are designed to align Mr. Scherr’s compensation with the Company’s longer-term stock price performance. As a result, there can be no assurance that the entirety of the restricted stock units pursuant to the Employment Agreement will ultimately be delivered to Mr. Scherr.

If Mr. Scherr’s employment is terminated by the Company without “cause” or he resigns for “good reason,” he will be entitled to receive severance benefits in accordance with the 2021 Hertz Global Holdings, Inc. Severance Plan for Senior Executives, filed as Exhibit 10.2 to the Current Report on Form 8-K filed on August 17, 2021, with certain enhancements if such termination occurs within a specified period prior to or following a change in control of the Company. In addition, if Mr. Scherr’s employment is terminated by the Company without cause or he resigns for good reason, the equity awards summarized above will be eligible for either partial or full vesting, subject to achievement of the applicable performance targets in the case of the performance-based restricted stock units, and depending on whether such termination occurs within a specified period prior to or following a change in control of the Company. In the event of a termination for cause, such equity awards will be forfeited in full. The Employment Agreement further prohibits Mr. Scherr from competing with the Company or soliciting its employees or clients for two years following the termination of his employment for any reason.

In connection with Mr. Scherr’s appointment, Mark Fields will step down from his role as Interim Chief Executive Officer, effective as of Mr. Scherr’s start date. Mr. Fields will remain employed as an adviser to the Company to provide transition services for up to a two-week period following Mr. Scherr’s start date, and will remain a director of the Company.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release dated February 4, 2022 announcing the appointment of Mr. Scherr, which is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
99.1	Press Release, dated February 4, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERTZ GLOBAL HOLDINGS, INC.
THE HERTZ CORPORATION
(each, a Registrant)

Date: February 4, 2022	By:	/s/ M. David Galainena
	Name:	M. David Galainena
	Title:	Executive Vice President, General Counsel and Secretary